EXHIBIT 10.16

BASE SALARIES FOR NAMED EXECUTIVE OFFICERS

OF

C&F FINANCIAL CORPORATION

The following are the base salaries (on an annual basis) in effect as of January 1, 2008 of the named executive officers* of C&F Financial Corporation:

Larry G. Dillon Chairman and Chief Executive Officer	$243,000

Thomas F. Cherry Executive Vice President and Chief Financial Officer	$180,000

Bryan E. McKernon President and Chief Executive Officer of C&F Mortgage Corporation	$195,000

Robert L. Bryant, Executive Vice President and Chief Operating Officer resigned, effective February 29, 2008.